UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 1, 2014

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                        Entry into a Material Definitive Agreement.

In connection with its initial public offering (the “Offering”), Peak Resorts, Inc. (the “Company”) entered into a Restructure Agreement with certain affiliates of the Company’s primary lender, EPR Properties (“EPR”), providing for the prepayment of approximately $75.8 million in debt owed to EPR with the net proceeds from the Offering (the “Debt Restructure”). As disclosed in the “Prospectus Summary—Recent Developments” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Recent Developments” sections of the Prospectus dated November 20, 2014 relating to the Offering, the Restructure Agreement contemplated entry into various agreements to evidence the terms of the Debt Restructure as described in the Prospectus. On December 1, 2014, the Company and certain of its subsidiaries entered into the agreements more fully described under this Item 1.01 to complete the Debt Restructure as contemplated (collectively, the “Debt Restructure Agreements”).  There have been no material changes to the terms of the Debt Restructure Agreements as described in the Prospectus and as stated in the Restructure Agreement filed as Exhibit 10.50 to Amendment No. 1 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 10, 2014.  References to EPR in this Current Report on Form 8-K shall mean the EPR affiliate parties to the Debt Restructure Agreements.

Master Credit and Security Agreement and Amended and Restated Promissory Notes

The Master Credit and Security Agreement among the Company, Mount Snow, Ltd., Sycamore Lake, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., Deltrecs, Inc., and JFBB Ski Areas, Inc, as borrowers, and EPT Ski Properties, Inc. and EPT Mount Snow, Inc., as lender (the “Master Credit Agreement”) generally contains additional terms and conditions governing the restructured loans and the Company’s remaining outstanding debt owed to EPR. Pursuant to the Master Credit Agreement, EPR agreed to maintain the following loans to the Company following the prepayment of certain outstanding debt with Offering proceeds: (i) a term loan in the amount of approximately $23.3 million to the Company and its subsidiaries Brandywine Ski Resort, Inc. and Boston Mills Ski Resort, Inc., as evidenced by the Amended and Restated Promissory Note from the Company, Boston Mills Ski Resort, Inc. Brandywine Ski Resort, Inc. and Deltrecs, Inc. in favor of EPT Ski Properties, Inc. (the “Boston Mills/Brandywine Note”); (ii) a term loan in the amount of approximately $4.6 million to the Company and Sycamore Lake, Inc., as evidenced by the Amended and Restated Promissory Note from the Company and Sycamore Lake, Inc. in favor of EPT Ski Properties, Inc. (the “Sycamore Note”); (iii) a term loan in the amount of approximately $14.3 million to the Company and JFBB Ski Areas, Inc., as evidenced by the Amended and Restated Promissory Note from the Company and JFBB Ski Areas, Inc. in favor of EPT Ski Properties, Inc. (the “JFBB Note”); and (iv) a term loan in the amount of approximately $51.1 million to the Company and Mount Snow, Ltd., as evidenced by the Amended and Restated Promissory Note from the Company and Mount Snow, Ltd. in favor of EPT Ski Properties, Inc. (the “Mount Snow Note,” and together with the Boston Mills/Brandywine Note, Sycamore Note and JFBB Note, the “Amended and Restated Notes”).

The debt evidenced by each of the Amended and Restated Notes is secured by the properties to which each Amended and Restated Note applies.  Interest will be charged at a rate of (i) 10.13% per annum pursuant to each of the Boston Mills/Brandywine Note and JFBB Note; (ii) 10.40% per annum pursuant to the Sycamore Note; and (iii) 10.93% per annum pursuant to the Mount Snow Note. Each of the Amended and Restated Notes provides that interest will increase each year by the lesser of the following: (x) three times the percentage increase in the CPI (as defined in the Amended and Restated Notes) from the CPI in effect on the applicable adjustment date over the CPI in effect on the immediately preceding adjustment date or (y) 1.5%.  Past due amounts will be charged a higher interest rate and be subject to late charges.

The Master Credit Agreement further provides that in addition to interest payments, the borrowers under each of the Amended and Restated Notes, other than the Mount Snow Note, must pay an additional annual payment equal to 10% of the following: gross receipts attributable to the properties serving as collateral under the Amended and Restated Notes (other than Mount Snow) for such year in excess of an amount equal to the quotient obtained by dividing (i) the annual interest payments payable under the Amended and Restated Notes (other than the Mount Snow Note) for the immediately preceding year by (ii)

10%. Borrowers under the Mount Snow Note must pay an additional annual payment equal to 12% of the following: gross receipts generated at Mount Snow for such year in excess of an amount equal to the quotient obtained by dividing (i) the annual interest payments payable under the Mount Snow Note for the immediately preceding year by (ii) 12%.

The Master Credit Agreement includes restrictions on certain transactions, including mergers, acquisitions, leases, asset sales, loans to third parties, and the incurrence of certain additional debt and liens. Financial covenants set forth in the Master Credit Agreement consist of a maximum leverage ratio (as defined in the Master Credit Agreement) of 65%, above which the Company and certain of its subsidiaries are prohibited from incurring additional indebtedness, and a consolidated fixed charge coverage ratio (as defined in the Master Credit Agreement) covenant, which (i) requires the Company to increase the balance of its debt service reserve account if the Company’s consolidated fixed charge coverage ratio falls below 1.50:1.00 and (ii) prohibits the Company from paying dividends if the ratio is below 1.25:1.00. The payment of dividends is also prohibited during default situations.

Under the terms of the Master Credit Agreement, the occurrence of a change of control is an event of default. A change of control will be deemed to occur if (i) within two years after the effective date of the Master Credit Agreement, the Company’s named executive officers (Messrs. Timothy Boyd, Stephen Mueller and Richard Deutsch) cease to beneficially own and control less than 50% of the amount of the Company’s outstanding voting stock that they own as of the effective date of the Master Credit Agreement, or (ii) the Company ceases to beneficially own and control less than all of the outstanding shares of voting stock of those subsidiaries which are borrowers under the Master Credit Agreement.  Other events of default include, but are not limited to, a default on other indebtedness of the Company or its subsidiaries.

None of the Amended and Restated Notes may be prepaid without the consent of EPR. Upon an event of default, as defined in the Amended and Restated Notes, EPR may, among other things, declare all unpaid principal and interest due and payable.  Each of the Amended and Restated Notes matures on December 1, 2034.

Master Cross Default Agreement

As a condition to the Debt Restructure and entry into the Second Amendment to Lease Agreement (“Lease Amendment”) described below, the Company entered into the Master Cross Default Agreement by and among EPT Ski Properties, Inc., EPT Mount Snow, Inc. and EPT Mad River, Inc. and the Company, Mad River Mountain, Inc., Mount Snow, Ltd., Sycamore Lake, Inc., Deltrecs, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc. and JFBB Ski Areas, Inc., as borrowers, and SNH Development, Inc., L.B.O. Holding, Inc., Hidden Valley Golf and Ski, Inc., Snow Creek, Inc., Paoli Peaks, Inc. and Crotched Mountain Properties, LLC, as guarantors (the “Master Cross Default Agreement”). The Master Cross Default Agreement provides that any event of default under existing or future loan or lien agreements between the Company or its affiliates and EPR, and any event of default under the Lease Amendment, shall automatically constitute an event of default under each of such loan and lien agreements and Lease Amendment, upon which EPR will be entitled to all of the remedies provided under such agreements and Lease Amendment in the case of an event of default.

Guaranty Agreement

Also in connection with the Debt Restructure, the Company entered into the Guaranty Agreement together with JFBB Ski Areas, Inc., Mad River Mountain, Inc., SNH Development, Inc., L.B.O. Holding, Inc., Mount Snow, Ltd., Sycamore Lake, Inc., Hidden Valley Golf and Ski, Inc., Snow Creek, Inc., Paoli Peaks, Inc., Deltrecs, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., WC Acquisition

Corp., Resort Holdings, L.L.C. and BLC Operators, Inc., as guarantors, for the benefit of EPT Ski Properties, Inc. and EPT Mount Snow, Inc. (the “Guaranty Agreement”).  The Guaranty Agreement obligates the Company and its subsidiaries as guarantors of all debt evidenced by the Debt Restructure Agreements.

Option Agreement

As consideration for the Debt Restructure, Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., JFBB Ski Areas, Inc. and Sycamore Lake, Inc., wholly owned subsidiaries of the Company, entered into the Option Agreement with EPT Ski Properties, Inc. (the “Option Agreement”) providing EPR a purchase option on the Boston Mills, Brandywine, Jack Frost, Big Boulder and Alpine Valley ski resorts. The Option Agreement provides that the purchase option will be exercisable as to any one or more of such properties on the maturity date of the Amended and Restated Notes for such properties (i) by the delivery of written notice by EPR to the Company no sooner than  two years prior to the maturity date under the Amended and Restated Note applicable to the property and no later than one year prior to the maturity date under such Amended and Restated and (ii) upon payment of a purchase price for each such property calculated by multiplying the previous fiscal year’s EBITDAR (defined as earnings before interest, taxes, debt service and rent) applicable to such property by 50% and dividing the product by the applicable initial interest rate payable under the Amended and Restated Note associated with such property, with a minimum purchase price of not less than the outstanding balance of the applicable loan on the closing date. Upon the closing of any sale under the option, EPR will enter into an agreement with the Company or one of its subsidiaries for the lease of each such acquired property for an initial term of 20 years, plus options to extend the lease for two additional periods of 10 years each.

Concurrent with the entry into the Option Agreement, the existing option agreements between the Company and/or its subsidiaries and EPR were terminated, as discussed in Item 1.02 herein.

Master Right of First Refusal Agreement and Attitash Right of First Refusal Agreement

The Company and EPT Ski Properties, Inc. entered into the Master Right of First Refusal Agreement (the “Master Right of First Refusal Agreement”) as part of the Debt Restructure, which provides for a right of first refusal on the part of EPR to provide all or a portion of the financing associated with any purchase, ground lease, sale/leaseback, management or financing transaction contemplated by the Company or any of its subsidiaries with respect to any new or existing ski resort property (i) for a period of seven years after the effective date of the Master Right of First Refusal Agreement or (ii) until financing provided by EPR for such transactions equals or exceeds $250 million in the aggregate.  Proposed financings from certain types of institutional lenders providing a loan to value ratio of less than 60% (as relates to the applicable property being financed) are excluded from the right of first refusal.

The Company’s wholly owned subsidiary, L.B.O. Holding, Inc., and EPT Ski Properties, Inc. separately entered into the Attitash Right of First Refusal Agreement (the “Attitash Right of First Refusal Agreement”), which grants EPR a right of first refusal in the event that the Company wishes to sell, transfer, convey or otherwise dispose of any or all of the Attitash ski resort for seven years from the date of the Attitash Right of First Refusal Agreement. The right of first refusal does not apply to the financing or mortgaging of Attitash.

Second Amendment to Lease Agreement

Also on December 1, 2014, the Company’s wholly owned subsidiary, Mad River Mountain, Inc., and EPT Mad River, Inc. entered into the Lease Amendment to extend the lease for the Mad River property, previously terminating in 2026, until December 31, 2034.

Item 1.02.             Termination of a Material Definitive Agreement.

In connection with the Debt Restructure and entry into the Debt Restructure Agreements described in Item 1.01, the Company terminated the following agreements, effective as of December 1, 2014:

•                  Loan Agreement by and between the Company and L.B.O. Holding, Inc., as borrowers, and EPT Mount Attitash, Inc., as lender, dated April 4, 2007 and the related promissory note, amendments and modification agreements entered into in connection with the Company’s acquisition of Attitash  to effect the acquisition and provide funding for certain capital expenditures and improvements at Attitash;

•                  Loan Agreement by and between the Company and Mount Snow, Ltd., as borrowers, and EPT Mount Snow, Inc., as lender, dated April 4, 2007, and the related promissory note, amendments and modification agreements entered into in connection with the Company’s acquisition of Mount Snow to effect the acquisition and provide funding for certain capital expenditures, improvements and development at Mount Snow;

•                  Amended and Restated Credit and Security Agreement among Mad River Mountain, Inc.; SNH Development, Inc.; L.B.O. Holding, Inc.; Mount Snow, Ltd.; Peak Resorts, Inc.; Hidden Valley Golf and Ski,  Inc.; Snow Creek, Inc.; Paoli Peaks, Inc.; Deltrecs, Inc.; Brandywine Ski Resort, Inc.; Boston Mills Ski Resort, Inc.; and JFBB Ski Areas, Inc., as borrowers, and EPT Ski Properties, Inc., as lender, dated October 30, 2007; the related Loan Agreement by and between the Company; JFBB Ski Areas, Inc.; Mad River Mountain, Inc.; SNH Development, Inc.; L.B.O. Holding, Inc.; Mount Snow, Ltd.; HiddenValley Golf and Ski,  Inc.; Snow Creek, Inc.; Paoli Peaks, Inc.; Deltrecs, Inc.; Brandywine Ski Resort, Inc.; Boston Mills Ski Resort, Inc.; and WC Acquisition Corp., as borrowers, and EPT Ski Properties, Inc., dated July 13, 2012; the related promissory note, amendments and modification agreements which provided funding for certain capital expenditures; and the related guaranty of Messrs. Boyd, Mueller and Deutsch with respect to all amounts borrowed under the Amended and Restated Credit and Security Agreement;

•                  Promissory Note from SNH Development, Inc. in favor of EPT Crotched Mountain Ski Resort, Inc., dated March 10, 2006, as amended and restated, and the related guaranty of the Company, made to pay off all outstanding debt secured by the Company’s Crotched Mountain ski resort and for general working capital purposes;

•                  Loan Agreement by and between Sycamore Lake, Inc. and the Company, as borrowers, and EPT Ski Properties, Inc., as lender, dated November 19, 2012, as amended, and the related promissory note entered into to acquire and expand the Alpine Valley ski resort;

•                  Option Agreement between Hidden Valley Golf and Ski, Inc.; Snow Creek, Inc.; Paoli Peaks, Inc.; Brandywine Ski Resort, Inc.; Boston Mills Ski Resort, Inc.; and JFBB Ski Areas, Inc., as sellers, and EPT Ski Properties, Inc. as purchaser, dated October 30, 2007, pursuant to which EPR had the option to (i) purchase Hidden Valley, Snow Creek, Brandywine, Boston Mills and the portion of Paoli Peaks that the Company owns, at the prices set forth in the Option Agreement, and (ii) assume the Company’s lease relating to the portion of Paoli Peaks that the Company leases for so long as certain debt remained outstanding; and

•                  Option Agreement between the Company and Sycamore Lake, Inc., as sellers, and EPT Ski Properties, Inc., as purchaser, dated November 19, 2012, pursuant to which EPR had the option to purchase Alpine Valley at the price set forth in the Option Agreement for so long as certain debt remained outstanding.

As consideration for the Debt Restructure and prepayment of certain debt that was previously non-prepayable, resulting in the termination of the foregoing agreements, the Company paid EPR a defeasance fee of $5 million.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2014, the Company entered into the Debt Restructure Agreements.  The terms of the Debt Restructure Agreements are described in Item 1.01 of this Current Report on Form 8-K, which descriptions are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 5, 2014

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Chief Financial Officer